SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2013

General Sales and Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into A Material Definitive Agreement

On October 8, 2013, we entered into a Contribution Agreement (the “Agreement”) with our wholly owned subsidiary, General Aircraft, Inc., a Nevada corporation (“General Aircraft”). Pursuant to the Agreement, we transferred all of our assets and liabilities associated with our aircraft ownership and rental business to General Aircraft.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On October 8, 2013, pursuant to a prior arrangement, Ian Johnson transferred 100,000,000 of his shares of common stock to Oxbridge Technology Partners for a total purchase price of $500. The source of the consideration paid to Ian Johnson was the existing funds of Oxbridge Technology Partners. As a result of the transaction, Oxbridge Technology Partners now owns 74% of the issued and outstanding common stock of our company and a change of control has occurred.

There were no arrangements or understandings among Ian Johnson and Oxbridge Technology Partners or their respective associates with respect to the election of directors or other matters.

There are no arrangements known to us, the operation of which may, at a subsequent date, result in a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Sales and Leasing, Inc.

/s/ Ari L. Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: October 9, 2013

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